UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2017, Envision Healthcare Corporation, a Delaware corporation (the “Company”), and certain of its subsidiaries agreed to a final settlement with the United States Department of Justice (the “D.O.J.”) to resolve the previously disclosed D.O.J. investigation into physician services provided by the Company’s EmCare subsidiary at hospitals affiliated with Health Management Associates, Inc. The Company agreed to pay approximately $31 million to resolve all federal government civil claims related to this matter, avoiding further expense and potential distraction from protracted litigation. The Company’s settlement of the federal government’s claims does not constitute an admission or determination of improper conduct in the matter. In connection with the resolution of this matter, the Company has agreed to enter into a Corporate Integrity Agreement (the “Agreement”) with the Office of Inspector General of the Department of Health and Human Services (the “O.I.G.”), which is customary at the conclusion of many government healthcare investigations.

The Agreement provides that the Company will maintain, over a five-year term, a corporate compliance program with oversight of its emergency department and hospitalist medicine physician service lines that includes oversight, reporting, policy, screening and monitoring obligations, certain of which have been previously implemented through the Company’s existing compliance program. Among the expanded requirements to be implemented pursuant to the Agreement are the following: (i) additional contracting procedures to comply with the federal Anti-Kickback Statute, (ii) independent review of emergency and hospitalist medicine facility contracting, (iii) notification to the O.I.G. of government investigations or legal proceedings, and (iv) reporting of overpayments and other "reportable events" (as defined in the Agreement). The Company will satisfy its obligations under the Agreement through its ongoing compliance program, which is overseen by the Board of Directors and was developed to monitor compliance on a comprehensive basis across all service lines at the direction of the Company’s Chief Compliance Officer.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Corporate Integrity Agreement, entered into December 19, 2017, by and among the Office of the Inspector General of the Department of Health and Human Services and Envision Healthcare Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Kevin D. Eastridge
Kevin D. Eastridge

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    December 19, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Corporate Integrity Agreement, entered into December 19, 2017, by and among the Office of the Inspector General of the Department of Health and Human Services and Envision Healthcare Corporation.